Exhibit 99.1

Positive Topline Efficacy Data Showing Significant Clinical Improvement from enVVeno Medical’s VenoValve® Pivotal Trial to be Presented Today at the VENOUS2024 American Venous Forum Annual Meeting

97% of VenoValve Study Patients Showing Clinical Improvement at Six Months (as Measured by the Revised Venous Clinical Severity Score (rVCSS))

74% of the Study Patients Showing Clinical Meaningful Benefit from the VenoValve at Six Months (Improvement in rVCSS of 3 or More Points)

Average rVCSS Improvement Per Patient is 8 Points, More Than Two and a Half Times the Amount Needed to Show the VenoValve’s Clinically Meaningful Benefit

Company on Track to File Application Seeking VenoValve FDA Approval in Q4 2024

Company to Host Live Webcast with Presenting PI, Today, March 6th at 1:30 PM ET – Access the Webcast Here

IRVINE, Calif. – March 6, 2024 – enVVeno Medical Corporation (Nasdaq: NVNO) (“enVVeno” or the “Company”), a company setting new standards of care for the treatment of venous disease, today announced the presentation of positive topline efficacy data showing significant clinical improvement from the SAVVE U.S. pivotal trial for the VenoValve at the 2024 American Venous Forum (AFV) Annual Meeting in Tampa, Florida. The data being presented today shows that overall, 97% of the study patients receiving the VenoValve have shown clinical improvement as measured by revised Venous Clinical Severity Score (rVCSS), 74% of the study patients have improved the 3 or more rVCSS points needed to demonstrate the VenoValve’s clinically meaningful benefit, and the average amount of per patient improvement for patients showing clinically meaningful benefit is 8 points, more than two and a half times the amount of rVCSS improvement required by the U.S. Food and Drug Administration (FDA) to show that the VenoValve provides clinically meaningful benefit. All of the reported data was derived by comparing rVCSS patient evaluations at six months to baseline readings taken prior to VenoValve implantation. The Company will host a live webcast to discuss the results, today, March 6, 2024, at 1:30 PM ET (details below) – access it here.

“The results that we are seeing exceed our expectations and we are thrilled with both the number of patients whose Chronic Venous Insufficiency (CVI) is improving, and the amount of clinical improvement that we are seeing across our study population,” said Robert Berman, enVVeno Medical’s CEO. “A large portion of our patients are not only getting better, they are getting a lot better. This means that many of the study participants have progressed from having severe, debilitating CVI, to a much more mild form of the disease, or no disease at all. It is extremely gratifying to see widespread and dramatic improvements in patients that have no other effective treatment options.”

In assessing the benefit and risk of a novel technology such as the VenoValve, which addresses an unmet medical need, the FDA considers a variety of factors including whether a medical device provides a clinically meaningful benefit compared to existing technologies. Patients who were enrolled in the SAVVE study all showed little or no improvement after at least three months of conventional treatment with existing technologies (compression therapy, leg elevation, and wound care for venous ulcer patients). For severe CVI patients, an improvement in the rVCSS of 3 or more points is considered by the FDA to be evidence of clinically meaningful benefit.

The rVCSS is an objective grading system used by vascular specialists throughout the world to report clinical outcomes and responses to treatments for venous diseases such as CVI. The score consists of 10 categories graded from 0 to 3 and includes patient reported outcomes and physician assessments.

Severe CVI is a debilitating disease that is most often caused by blood clots (deep vein thromboses or DVTs) in the deep veins of the leg. When valves inside of the veins of the leg fail, blood flows in the wrong direction and pools in the lower leg, causing pressure within the veins of the leg to increase (venous hypertension). Symptoms of severe CVI include leg swelling, pain, edema, and in the most severe cases, recurrent open sores known as venous ulcers. The disease can severely impact everyday functions such as sleeping, bathing, and walking, and is known to result in high rates of depression and anxiety. There are currently no effective treatments for severe CVI of the deep vein system caused by valvular incompetence and the Company estimates that there are approximately 2.5 million new patients each year in the U.S. that could be candidates for the VenoValve.

The FDA has asked the Company to collect a minimum of one year of data on all SAVVE patients prior to filing its PMA application seeking FDA approval, which the Company will have completed collecting in September of 2024. As of December 31, 2023, the Company had cash and investments of $46.4 million on hand, which should be sufficient capital to fund operations through an FDA decision on the VenoValve and the end of 2025.

The Surgical Anti-reflux Venous Valve Endoprosthesis (SAVVE) U.S. pivotal study for the VenoValve is a prospective, non-blinded, single arm, multi-center study of seventy-five (75) CVI patients enrolled at 21 U.S. sites. The presentation at AVF will be made by primary investigator Dr. Cassius Iyad Ochoa Chaar MD, MS, RPVI, Associate Professor of Surgery, Division of Vascular Surgery, Yale School of Medicine, the top enrolling site for the trial. To hear from patients in the SAVVE study, see examples of venous ulcer healing caused by the VenoValve, and learn more about the SAVVE pivotal trial, please visit enVVeno.com.

Webcast Details

The Company will host a webcast presentation to discuss the results for investors, analysts, and other interested parties today, March 6, 2024, at 1:30 PM ET. Joining enVVeno management for the event will be Dr. Chaar. The live webcast will be accessible on the Events page of the enVVeno website, envveno.com, and will be archived for 90 days.

About enVVeno Medical Corporation

enVVeno Medical (NASDAQ:NVNO) is an Irvine, California-based, late clinical-stage medical device Company focused on the advancement of innovative bioprosthetic (tissue-based) solutions to improve the standard of care for the treatment of venous disease. The Company’s lead product, the VenoValve®, is a first-in-class surgical replacement venous valve being developed for the treatment of deep venous Chronic Venous Insufficiency (CVI). The Company is also developing a non-surgical, transcatheter based replacement venous valve for the treatment of deep venous CVI called enVVe®. CVI occurs when valves inside of the veins of the leg become damaged, resulting in the backwards flow of blood (reflux), blood pooling in the lower leg, increased pressure in the veins of the leg (venous hypertension) and in severe cases, venous ulcers that are difficult to heal and become chronic. Both the VenoValve and enVVe are designed to act as one-way valves, to help assist in propelling blood up the leg, and back to the heart and lungs. The VenoValve is currently being evaluated in the SAVVE U.S. pivotal study and the company is currently performing the final testing necessary to seek approval for the enVVe pivotal trial.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of enVVeno Medical Corporation (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results and timing (may differ significantly from those set forth or implied in the forward-looking statements. Forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

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INVESTOR CONTACT:

Jenene Thomas, JTC Team, LLC

NVNO@jtcir.com

(833) 475-8247